EXHIBIT 10.47

EMPLOYMENT SEVERANCE AGREEMENT

This Employment Severance and Release Agreement ("Agreement") is made by and between NutraCea, with a principal business address at 5090 North 40th Street, Phoenix, AZ 85018 and Todd C. Crow, an individual with principal address at 8335 Walden Woods Way, Granite Bay, CA 95746 ("Employee") as follows:

1.            Separation from Employment. Employee's employment with NutraCea terminated pursuant to the Employment Agreement originally entered into on October 20, 2003, and amended pursuant to the First Amendment to Employment Agreement dated October 5, 2005, and the Second Amendment to Employment Agreement dated July 19, 2008 (collectively "Employment Agreement"). Such date of termination is referred to herein as the "Termination Date". This Agreement shall be effective as of such Termination Date unless otherwise provided in the Employment Agreement.

2.            Severance Payments. NutraCea does not have a policy or obligation to pay severance pay, but nevertheless, agrees to make severance payments to Employee as set forth in this Section 2. Subject to and conditioned upon Employee's compliance with each and every obligation of Employee set forth herein, specifically including, without limitation, Employee's obligations of no disparagement, no solicitation, non-interference, and confidentiality as set forth in Sections 9, 10 and 11 of this Agreement, NutraCea agrees to pay to Employee one lump sum severance payment equal to Employee's current annual salary, which is equal to the annual salary amount payable to Employee pursuant to the Employment Agreement as in effect immediately prior to the Termination Date. (the "Severance Payment"). In addition to the Severance Payment, NutraCea agrees to pay in full on or prior to the Termination Date, the car lease referenced on Exhibit A attached hereto, and to assign to Employee the computer items referenced on Exhibit A attached hereto.

2.1.            Payments Schedule; Withholding.  NutraCea shall pay Employee the Severance Payment on or before, ______________, in accordance with NutraCea's standard payroll practices. The severance payment shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to its employees.

2.2.            Medical and Health Benefits.  Employee will also be offered the opportunity for continued coverage under NutraCea's health insurance plans until March 31, 2009. Thereafter, NutraCea shall reimburse employee for his subsequent COBRA payments made after March 31, 2009 and continuing for eighteen (18) months thereafter, unless during such time, Employee becomes eligible to obtain coverage under Medicare Plans A and B, in which case. NutraCea shall be under no further obligation to reimburse Employee for such COBRA payments. NutraCea's insurance agent will send Employee information regarding this coverage.

2.3             Stock Option Grants.  The options, warrants and any other rights identified on Exhibit B, as acknowledged and approved by the Company's CEO will remain vested, or shall become vested and capable of exercise pursuant to their terms, as provided in the stock option agreements delivered pursuant to NutraCea's equity incentive plans. All options assumed by NutraCea from RiceX identified on Exhibit B are (1) approved to be exercisable using a cashless exercise (net exercise) provision, provided this method of exercise is chosen by optionee as the method of exercise; and (2) amended in the event the optionee dies or becomes disabled, the expiration period shall be one year from the date of death or disability. Additionally, the options which are scheduled to expire on October 4, 2008 shall be amended to extend the expiration period three years from termination date. The Company shall also waive all performance requirements for the option issued to Employee on January 8, 2008.

2.4             Director and Officer Insurance Indemnity.  NutraCea shall maintain current levels of officer's insurance for the benefit of Employee on the terms provided in the Indemnification Agreement between NutraCea and Employee as in effect on the Termination Date.

3.            Payment of Salary. Employee's vacation and sick leave shall cease accruing on the Termination Date. Aside from the severance payments set forth in Section 2 of this Agreement, Employee acknowledges and represents that NutraCea has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

4.            Business Expenses. Employee acknowledges and warrants to NutraCea that Employees has been reimbursed for all business expenses, in accordance with NutraCea's reimbursement policy.

5.             Release of Liability. Employee acknowledges that he enters this Agreement freely and voluntarily, and agrees as follows:

5.1            ADEA Waiver. Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). Employee also acknowledges that the consideration given for the waiver and release pursuant to this Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this Agreement in writing, as required by the ADEA, that:

(a)	his waiver and release does not apply to any rights or claims that may arise after the execution date of this Agreement;

(b)	he has the right to consult with an attorney prior to executing this Agreement;

(c)	he has twenty-one (21) days to consider this Agreement (although Employee may choose to waive this provision by voluntarily executing this Agreement earlier);

(d)	he has seven (7) days following the execution of this Agreement to revoke the Agreement; and

(e)	this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by both parties ("Effective Date").

5.2             Statutory Claims. Employee acknowledges that Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustments Assistance Act of 1974, the Federal Family and Medical Leave Act of 1993, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993. and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code provide the right to an employee to bring charges, claims or complaints against an employer if Employee believes he has been discriminated against on a number of bases, including race, ancestry, color, religion, sex, marital status, national origin, age, status as a veteran of the Vietnam era, request or need for family or medical leave, physical or mental disability, medical condition or sexual preference. Employee, with full understanding of the rights afforded to him or her under these federal and state laws, agrees that he will not file, or cause to be filed against NutraCea, any charges, complaints, or actions based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws. Employee hereby waives any right to assert a claim for relief available under these federal and state laws including, but not limited to, back pay, front pay, attorneys' fees, damages, consequential damages, punitive damages, reinstatement, or injunctive relief, which Employee may otherwise recover based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws.

5.3.           Common Law Claims. Employee acknowledges that he may have certain common law rights to file a lawsuit claiming wrongful discharge in violation of an express and/or implied contract or in violation of a public policy. Employee expressly waives any and all tort and/or contract claims that he may have against NutraCea for wrongful discharge, misrepresentation, fraud, defamation, interference with prospective business advantage, interference with contractual relationships, intentional and/or negligent infliction of emotional distress, negligence, promissory estoppel, and/or breach of the covenant of good faith and fair dealing.

5.4            General Release. Employee hereby irrevocably and unconditionally releases and forever discharges NutraCea and all of its officers, agents, directors, supervisors, employees, representatives, affiliates, related companies, and their successors and assigns and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, grievances, claims, actions, and liabilities of any kind (including attorneys' fees, interest, expenses and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "Claims"), which Employee has or may have in the future, arising out of Employee's employment with NutraCea. All such Claims are forever barred by this Agreement and without regard to whether these Claims are based on any alleged breach of duty arising in contract or tort, any alleged employment discrimination or other unlawful discriminatory act, or any claim or cause of action regardless of the forum in which it may be brought, including without limitation, claims under the National Labor Relations Act (to the extent permitted by law), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1964, as amended, the Americans With Disability Act the Federal Family and Medical Leave Act of 1993, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code.

6.            Confidential Information. Employee acknowledges that during the course of his duties with NutraCea, he handled confidential information of NutraCea and its affiliates. Employee agrees he will retain in the strictest confidence all confidential matters which relate to NutraCea or its affiliates. including, without limitation, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures and other confidential business information from which NutraCea derives an economic or competitive advantage or from which NutraCea might derive such advantage in its business, whether or not labeled "secret" or "confidential," and not to disclose directly or indirectly or use by him in any way, at any time, except as permitted by law.

7.            Trade Secrets. Employee shall not disclose to any others or take or use for Employee's own purposes or purposes of any others at any time, any of NutraCea's trade secrets, including without limitation, confidential information; customer lists; information concerning current or any future and proposed work, services or products; or the fact that any such work, services or products are planned, under consideration, or in production, as well as any description thereof. Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in NutraCea's possession and (ii) trade secrets conceived, originated, discovered or developed by Employee during the term of his employment.

8.            Inventions; Ownership Rights. Employee agrees that all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments ("Developments") developed, created, discovered, made, written or obtained by him or her in the course of or as a result, directly or indirectly, of performance of his duties to NutraCea, and all related industrial property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of NutraCea. Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by NutraCea to enable NutraCea to protect its rights to any such Developments.

9.             No Disparagement. The parties agree to treat each other respectfully and professionally and not disparage the other party, or the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both Employee and NutraCea will respond accurately and fully to any question, inquiry or request for information when required by the legal process.

10.           Non-Interference; No Solicitation. Employee agrees not to unlawfully interfere with any of NutraCea's contractual obligations with others. Furthermore, Employee agrees during a period of two (2) years after the date of this Agreement, not to, without NutraCea's express written consent, on his behalf or on behalf of another: (i) contact with the intent to solicit or solicit the business of any client, customer, creditor or licensee of NutraCea, or (ii) contact with the intent to solicit or solicit employees of NutraCea to leave their employment, other than clerical employees, Employee acknowledges that this Section 10 is a reasonable and necessary measure deigned to protect the proprietary, confidential and trade secret information of NutraCea.

11.           Confidentiality. Employee agrees that the terms of this Agreement including the payment hereunder are confidential and he will not disclose the terms of the Agreement to anyone except to a person who must know its terms for tax, financial or legal reasons. The parties agree that violations of this Section, Section 9 "No Disparagement" or Section 10 "Non-interference; No Solicitation'1 are material breaches of this Agreement.

12.           Return NutraCea Property. Employee agrees that he will promptly, within two (2) business days, return to NutraCea, all NutraCea's or its affiliates' memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (including extracts and copies thereof) relating to NutraCea or its affiliates, and all other property of NutraCea.

13.           Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

14.           Miscellaneous.

14.1           Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the addresses set forth in the Preamble of this Agreement, unless changed as provided for herein.

14.2           Entire Agreement. This Agreement and any agreements incorporated herein by reference to the extent that they are consistent with this Agreement, supersede any all agreements, either oral or written, between the parties hereto with respect to its subject matter. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any parties, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

14.3           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14.4           Jurisdiction and Venue. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in California in the venue of Sacramento County in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 14.5. The parties further agree that persona! jurisdiction over them may be effected by notice as provided in Section 14.1, and that when so made shall be as if served upon them personally within the State of California.

14.5           Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, performance hereunder or breach thereof, which cannot be amicably settled, shall be settled by arbitration conducted in Sacramento, California or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") at a time and place within the above-referenced location as selected by the arbitrator(s).

   a.          Initiation of Arbitration. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefore. NutraCea shall pay the appropriate filing fees.

   b.          Selection of Arbitrator. The selection of a neutral arbitrator shall be in accordance with the AAA Commercial Arbitration Rules.

   c.          Discovery. The arbitrator shall permit adequate discovery.

   d.          Hearing and Determination Dates. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his decision in writing. However, any failure to meet the deadlines in this paragraph will not affect the validity of any decision or award.

   e.          Damages. The arbitrator shall have the authority to award appropriate damages, including injunctive relief, if requested.

   f.           Binding Nature of Decision. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

   g.          Injunctive Actions. Nothing herein contained shall bar the right of either party to seek from the arbitrator injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

   h.          Fees and Costs. The cost of arbitration, including the fees of the arbitrator, shall initially be borne by NutraCea; provided, the prevailing party (as determined by the arbitrator) shall be entitled to recover all such costs allowed by law, in addition to attorneys' fees and other costs, in accordance with Section 14.6 of this Agreement.

14.6           Attorneys' Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys' fees and costs incurred. This attorneys* fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

14.7           Amendment, Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and NutraCea. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by NutraCea. Failure of either Employee or NutraCea to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

14.8           Ambiguities.  This Agreement shall not be subject to the rule that any ambiguities in the contract are to be interpreted against the drafter of the Agreement.

14.9           Counterparts. This Agreement may be signed in one or more counterparts (by facsimile or otherwise), all of which shall be treated as one and the same instrument.

14.10         Warranty. Employee warrants that he is executing this Agreement of his own free will, and knowingly and voluntarily without any promises or representations other than those contained in this Agreement.

[signature page to follow]

The undersigned have executed this Agreement as of the date first written above.

EMPLOYEE
/s/ Todd C. Crow
Todd C. Crow

NUTRACEA
/s/ Brad Edson
Brad Edson, CEO

EXHIBIT A

Car Lease

Computer Equipment

EXHIBIT B

Assumed Options	Qualified	Date of	Expiration	Original	in RiceX	Number of	Board Date	Exercise	17-Jul-06	Cashless
Name	Non-Qualified	Warrant/Option	Date	Issuance	Merger	Shares	Approval	Price	Registration	Option	Vesting
Crow, Todd	Option	04-May-96	04-Oct-08	60,000	(13,920.60)	46.079	19-Jun-07	$0.30	333-135814	Yes	Fully Vested	(a)
Crow, Todd	Option	03-Jun-96	04-Oct-08	50,000	(11,600.50)	38,399	19-Jun-07	S0.30	333-135814	Yes	Fully Vested	(a)
Crow, Todd	Option	0l-Nov-99	0l-Nov-09	900,000	(208,809.00)	691,191	l9-Jun-07	$0.30	333-135814	Yes	Fully Vested	(a)
Crow, Todd	Option	22-Feb-01	22-Feb-ll	50,000	(11.600.50)	38,399	19-Jun-07	$0.30	333-135814	Yes	Fully Vested	(a)
Crow. Todd	Option	22-Feb-0l	22-Feb-ll	100.000	(23,201.00)	76,799	19-Jun-07	S0.30	333-135814	Yes	Fully Vested	(a)
Crow, Todd	Option	29-Jan-02	29-Jan-12	50.000	(11,600.50)	38,399	19-Jun-07	$0.30	333-135814	Yes	Fully Vested	(a)
Crow. Todd	SOP02002	02-Jan-02	02-Jan-12	125,000	(29,001.25)	95.998	19-Jun-07	$0.30	333-135814	Yes	Fully Vested	(a)
Crow, Todd	SOP05002	31-Mar-05	31-Mar-15	700,111	(162,432.75)	537,678	19-Jun-07	$0.30	333-135814	Yes	Fully Vested	(a)

Total Assumed Options							2,035,111	(472,166.1)	1,562.942

NutraCea Issued Options

Crow, Todd	SOP08003A	08-Jan-08	08-Jan-13	100,000		100,000	8-Jan-08	$1.49	No	Yes	(b)	(c)

Total Options issued and held									1,662,942

(a) The Cornpany's Board of Directors acknowledges, and resolves to approve the cashless exercise provision of said options in the event Employee retirement, dies or becomes disabled before the expiration period, which has an extension date of 6/l9/07 for the Assumed Options
Notes:
(b) NutraCea issued option shares which vest over one year as follows: 50% shall vest depending on revenue 50% shall vest depending on net income of the Company.

(c) In the event that the Employee retires, dies or becomes disabled, the expiration period extension shall apply and the Company shall use its best efforts to amend performance criteria, adjust the vesting period and include underlying shares in its next registration

EACH OF THE ABOVE OPTIONS ARE APPROVED TO BE EXERCISED USING A "CASHLESS EXERCISE" (IF EMPLOYEE ELECTS THAT METHOD OF PAYMENT)

Approved By:
/s/ Bradley D. Edson
Bradley D. Edson; Chief Executive Officer